Exhibit 99.1

Prairie Operating Co. Announces Second Quarter 2026 Results

Houston, Texas, August 17, 2026 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company,” “Prairie,” “we,” “our,” or “us”) – an independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquids (“NGL”) resources in the Denver-Julesburg (DJ) Basin – today announced its financial and operational results for the quarter ended June 30, 2026.

Second Quarter 2026 Results Summary

•	Produced 2.0 MMBoe, or approximately 21,866 Boe/d, with 72% liquids (50% oil).
•	Revenue of $98.9 million, an increase of approximately 45% year-over-year.
•	Reported net income attributable to Prairie Operating Co. common stockholders of $193.8 million, or $1.75 basic earnings per share and $0.23 diluted earnings per share.
•	Generated Adjusted EBITDA(1) of $34.0 million.
•	Capital expenditures of $98.5 million.
•	Net cash provided by operating activities of $52.0 million.

Key Highlights for Year-to-Date 2026

•	Total production of 4.1 MMBoe, or approximately 22,500 Boe/d, with 72% liquids (49% oil).
•	Daily production of approximately 27,000 Boe/d throughout the month of August.
•	Total revenue of $182.3 million, an increase of 125% year-over-year.
•	Adjusted EBITDA(1) of $71.1 million, an increase of 65% year-over-year.
•	Continued execution with recently drilled wells coming in below AFE.
•	Active hedging program, securing commodity price protection through the second quarter of 2029.
•
Executed partial refinancing of the Series F Preferred Stock in April, reducing outstanding balance and significantly lowering warrant-related dilution, while extending the Anniversary warrant date to August 31, 2026.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this press release.

Greg Patton, Chief Executive Officer, commented:

“Prairie delivered strong operational progress during the second quarter and throughout the first half of 2026. Our team continued to improve drilling performance, execute within budget and advance our development program across multiple pads in the DJ Basin, despite a planned pause in activity related to seasonal operating restrictions. We also achieved several important technical milestones, including successfully drilling our first three-mile lateral and testing a new wellbore design that demonstrated meaningful cost savings without changing the completion or production configuration.”

“These achievements reflect the continued improvement of our operating capabilities. As we move into the second half of the year, we remain focused on safe and consistent execution, applying proven efficiencies across our development program and allocating capital to the opportunities that generate the strongest returns. We believe this disciplined approach will support sustainable production growth, improved capital efficiency and long-term value creation for our shareholders.”

Michael Shelly, Executive Vice President and Chief Financial Officer, added:

“Prairie continued to strengthen its financial position and generated meaningful operating cash flow while continuing to fund an active capital program, expanded our commodity hedge portfolio to provide greater visibility and coverage of our future cash flows and made important progress simplifying our capital structure and reducing potential shareholder dilution.”

“As we move through the remainder of the year, our financial priorities remain centered on disciplined capital allocation, building liquidity and strengthening the balance sheet. We will continue to align capital spending with operating performance, pursue opportunities to enhance financial flexibility and support the Company’s development program in a manner designed to generate sustainable free cash flow through a range of commodity-price environments.”

Erik Thoresen, Chairman of the Board, concluded:

“During the second quarter, Prairie took several important steps to strengthen its leadership, governance and financial position. We added key members to the management team and reinvigorated the Board by welcoming a new director whose experience and perspectives will enhance our oversight and strategic decision-making.”

“These actions reflect the Board’s commitment to a strong alignment with management and shareholders. Together, we remain focused on disciplined execution, prudent capital allocation and continued cost improvement, all with the objective of creating sustainable, long-term shareholder value.”

Operations Update

Prairie maintained strong drilling execution during the second quarter of 2026, drilling 12 wells, including two Codell and ten Niobrara wells. Eight of the 12 wells were drilled in a single run, and all wells were completed below AFE. The wells consisted of two-and three-mile laterals and averaged approximately 19,100 feet in measured depth, with an average rate of penetration of 390 feet per hour and an average spud-to-rig-release time of 6.65 days.

During the quarter, Prairie successfully drilled its first three-mile lateral, a Niobrara B well, in a single run and completed drilling operations at the Burnett Pad. Drilling operations at the Castor pad were subsequently completed during the first month of the third quarter. Second-quarter drilling activity included a planned pause between the Opal Coalbank and Burnett pads to accommodate seasonal restrictions associated with Colorado Parks and Wildlife.

On the Castor pad, Prairie completed two successful trials utilizing a 7-7/8-inch hole design, compared with the Company’s standard 8-1/2-inch design. The trials generated realized savings and utilized the same 5-1/2-inch production casing. As such, it does not alter the delivered well configuration for completion or production purposes. Based on these results, Prairie plans to deploy the smaller hole design across a significant portion of its upcoming Niobrara development program.

Year to date, Prairie has drilled 27 wells, including six Codell and 21 Niobrara wells, with 19 wells drilled in a single run. On average, the wells were delivered below AFE. Year-to-date wells averaged approximately 18,700 feet in measured depth, an average rate of penetration of 377 feet per hour and an average spud-to-rig-release time of 6.2 days. Prairie has completed drilling operations at the Elder, Opal Coalbank, Burnett and Castor pads during 2026.

Second Quarter 2026 Results

Key Financial Highlights

(In thousands, except per share amounts)	Three Months Ended June 30, 2026
Total revenues	$98,859
Net income attributable to Prairie Operating Co. common stockholders	$193,794
Earnings per share – basic	$1.75
Earnings per share – diluted	$0.23
Adjusted EBITDA	$34,010
Capital expenditures (1)	$98,489

(1)	Excludes $12.4 million of capital costs included in accounts payable and accrued expenses as of June 30, 2026.

Revenue and Production

Revenue for the second quarter of 2026 was $98.9 million, including $93.5 million related to oil. Production for the second quarter of 2026 totaled 1,990 MBoe, or 21,866 Boe/d, and was comprised of approximately 50% oil and 72% liquids.

Three Months Ended June 30, 2026
Revenues (in thousands)
Oil revenue	$93,458
Natural gas revenue (1)	(4,292)
NGL revenue	9,693
Total revenues	$98,859

Production:
Oil (MBbls)	992
Natural gas (MMcf)	3,299
NGL (MBbls)	448
Total production (MBoe) (2)	1,990

Average sales volumes per day (Boe/d)	21,866

Average realized price (excluding effects of derivatives):
Oil (per Bbl)	$94.21
Natural gas (per Mcf) (1)	$(1.30)
NGL (per Bbl)	$21.64
Average realized price (per Boe)	$49.68

Average sales price (including effects of derivatives):
Oil (per Bbl)	$59.79
Natural gas (per Mcf) (1)	$(0.20)
NGL (per Bbl)	$16.72
Average price (per Boe)	$33.25

Average NYMEX prices:
WTI (per Bbl)	$84.29
Henry Hub (per MBtu)	$3.81

(1)
For the three months ended June 30, 2026, we realized negative natural gas revenue and average realized prices (excluding and including the effects of derivatives) due to lower gross sales, driven by decreased pricing during the quarter, compared to gathering and processing fees.

(2)	MBoe is calculated using six MMcf of natural gas equivalent to one MBbl of oil.

Operating Costs

For the second quarter of 2026, lease operating expenses were $13.6 million, or $6.85 per Boe; transportation and processing expenses were $2.4 million, or $1.22 per Boe; ad valorem and production taxes were $8.0 million, or $4.01 per Boe; and general and administrative expenses were $12.0 million, or $6.01 per Boe.

(In thousands, except per Boe amounts)	Three Months Ended June 30, 2026
Lease operating expenses	$13,628
Lease operating expenses per Boe	$6.85

Gathering, transportation, and processing	$2,426
Gathering, transportation, and processing per Boe	$1.22

Ad valorem and production taxes	$7,983
Ad valorem and production taxes per Boe	$4.01

General and administrative expenses(1)	$11,952
General and administrative expenses per Boe	$6.01

(1)
General and administrative expenses for the three months ended June 30, 2026, includes non-cash stock-based compensation of $3.3 million, or $1.66 per Boe, and non-recurring litigation and severance settlement expenses of $0.8 million, or $0.41 per Boe.

Liquidity and Capital Resources

As of June 30, 2026, we had a working capital deficit of approximately $125.5 million and availability of $39.0 million under the reserve-based credit agreement with Citibank, N.A. (the “Credit Facility”). As of June 30, 2026, the Credit Facility had a borrowing base of $475.0 million and aggregate elected commitments of $475.0 million.

During the six months ended June 30, 2026, our cash expenditures for the development of oil and natural gas properties totaled $132.6 million, with an additional $12.4 million incurred in accounts payable and accrued expenses.

On August 14, 2026, we entered into an amendment to our Credit Facility agreement which, among other things, modifies the Current Ratio covenant requirements for the quarters ended June 30, 2026 through December 31, 2026. Additionally, the amendment includes a new covenant which requires our net monthly production to not fall below an average number specified in the agreement, which will be measured on a rolling three-month average, beginning September 30, 2026. After giving effect to the amendment, we are in compliance with all covenants under the Credit Facility as of June 30, 2026.

Adjusting 2026 Guidance

Prairie adjusts full-year guidance for 2026 as follows:

•	Average Daily Production: 23,000 – 25,000 Boe/d.
•	Capital Expenditures: $185.0 million – $195.0 million.
•	Adjusted EBITDA(1): $180.0 million – $190.0 million.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this press release.

Commodity Hedges

As of June 30, 2026, we had the following outstanding crude oil and natural gas derivative contracts in place, which settle monthly and are indexed to NYMEX West Texas Intermediate, NYMEX Henry Hub, and Mont Belvieu OPIS, respectively:

	Settling July 1, 2026 through December 31, 2026	Settling January 1, 2027 through December 31, 2027	Settling January 1, 2028 through December 31, 2028	Settling January 1, 2029 through December 31, 2029
Crude Oil Swaps:
Notional volume (Bbls)	2,651,848	4,662,503	2,862,307	210,000
Weighted average price ($/Bbl)	$63.09	$62.51	$62.17	$61.57
Natural Gas Swaps:
Notional volume (MMBtus)	7,584,322	14,082,126	5,606,357	400,000
Weighted average price ($/MMBtu)	$4.08	$4.08	$4.02	$4.11
Ethane Swaps:
Notional volume (Bbls)	215,747	400,675	220,109	—
Weighted average price ($/Bbl)	$11.22	$10.70	$9.96	$—
Propane Swaps:
Notional volume (Bbls)	293,113	522,684	199,160	—
Weighted average price ($/Bbl)	$28.69	$26.85	$25.93	$—
Iso Butane Swaps:
Notional volume (Bbls)	41,114	74,572	35,088	—
Weighted average price ($/Bbl)	$35.41	$31.77	$30.77	$—
Normal Butane Swaps:
Notional volume (Bbls)	103,276	184,140	74,903	—
Weighted average price ($/Bbl)	$35.81	$31.95	$30.36	$—
Pentane Plus Swaps:
Notional volume (Bbls)	86,958	160,242	78,806	—
Weighted average price ($/Bbl)	$55.12	$53.31	$52.81	$—

Non-GAAP Financial Measures

This press release contains Adjusted EBITDA which is a financial measure not presented in accordance with U.S. GAAP. Adjusted EBITDA is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from net income (loss) attributable to Prairie Operating Co. and is adjusted for depreciation, depletion, and amortization, abandonment and impairment of unproved properties, non-cash stock-based compensation, interest expense, net, unrealized (gain) loss on derivatives, non-cash (gain) loss on adjustment to fair value – financial instrument liabilities, litigation and severance settlement expense, and income tax expense (benefit), all as applicable. We adjust net income (loss) attributable to Prairie Operating Co. for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. Adjusted EBITDA has limitations as an analytical tool, including that it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following table presents the reconciliation of Net income (loss) attributable to Prairie Operating Co. to Adjusted EBITDA for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025(1)
	(In thousands)
Net income (loss) attributable to Prairie Operating Co.	$109,017	$35,683	$(43,656)	$33,066
Adjustments:
Depreciation, depletion, and amortization	17,075	12,265	32,919	14,386
Abandonment and impairment of unproved properties (2)	196	—	608	—
Non-cash stock-based compensation	3,307	2,419	9,040	3,786
Interest expense, net	9,805	9,030	17,935	10,336
Unrealized (gain) loss on derivatives	(77,779)	(23,206)	85,104	(23,090)
Non-cash (gain) loss on adjustment to fair value – financial instrument liabilities (3)	(48,233)	2,373	(16,382)	4,537
Litigation and severance settlement expense	808	—	4,154	—
Income tax expense (benefit) (4)	19,814	—	(18,580)	—
Adjusted EBITDA	$34,010	$38,564	$71,142	$43,021

(1)
Net income attributable to Prairie Operating Co. for the six months ended June 30, 2025 includes revenue and related expenses attributable to the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the Bayswater Acquisition, through June 30, 2025.

(2)	Reflects the abandonment of unproved locations which we have deemed non–core and allowed to expire.
(3)	Reflects the changes in the fair values of the financial instruments measured at fair value on a recurring basis.
(4)	Reflects the deferred income tax expense and benefit recognized for the three and six months ended June 30, 2026, respectively.

The following table presents the reconciliation of expected full-year 2026 Net income attributable to Prairie Operating Co. to expected full-year 2026 Adjusted EBITDA:

	Full-year 2026 Guidance Range
	(In thousands)
Net income attributable to Prairie Operating Co.	$18,000	$28,000
Adjustments:
Depreciation, depletion, and amortization	52,000	52,000
Non-cash stock-based compensation	18,000	18,000
Interest expense, net	36,000	33,000
Unrealized loss on derivatives	(60,000)	(60,000)
Non-cash loss on adjustment to fair value – financial instrument liabilities(1)	96,000	96,000
Income tax expense (2)	20,000	23,000
Adjusted EBITDA	$180,000	$190,000

(1)	Reflects the changes in the fair values of the financial instruments measured at fair value on a recurring basis.
(2)	Reflects deferred income tax expense.

Cautionary Statement about Forward-Looking Statements

The information included in this press release and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks are not exhaustive. Other sections of this press release could include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our Securities and Exchange Commission (the “SEC”), filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this press release should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.

Regulation FD Disclosure

The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, and the investor relations section of its website at www.prairieopco.com.

In addition to these traditional channels, the Company also uses its official social media accounts as a means of disclosing information about Prairie and its business, and to comply with its disclosure obligations under Regulation FD. The Company’s official social media accounts currently include @PrairieOpCo on X (formerly Twitter) and linkedin.com/company/prairie-operating-co on LinkedIn. Information the Company posts through these social media channels may be deemed material. Accordingly, investors, the media, and others interested in the Company should monitor these accounts in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts. The Company may update the list of official social media accounts from time to time, and any such updates will be posted on the investor relations section of its website.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquid resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil natural gas, and natural gas liquid resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

More information about the Company can be found at www.prairieopco.com.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

720-716-5415

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$21	$20
Oil, natural gas, and NGL accrued revenue	28,737	22,728
Joint interest and other receivables	7,234	23,106
Derivative assets, net	—	28,812
Inventory	4,220	3,604
Prepaid expenses and other current assets	1,689	1,452
Total current assets	41,901	79,722

Property and equipment:
Oil and natural gas properties, successful efforts method of accounting including $101,499 and $57,897 excluded from depletable base as of June 30, 2026 and December 31, 2025, respectively	1,007,985	852,732
Other property and equipment	21,604	21,067
Less: Accumulated depreciation, depletion, and amortization	(82,098)	(49,343)
Total property and equipment, net	947,491	824,456
Derivative assets, net	—	24,627
Debt issuance costs, net	12,688	12,642
Operating lease assets	2,966	2,966
Other non–current assets	167	133
Total assets	$1,005,213	$944,546

Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$92,729	$62,792
Oil, natural gas, and NGL revenue payable	21,115	30,300
Ad valorem and production taxes payable	35,074	31,385
Derivative liabilities, net	16,954	—
Operating lease liabilities	1,543	1,300
Total current liabilities	167,415	125,777

Long–term liabilities:
Credit facility	436,000	366,000
Subordinated note – related party	1,458	1,458
Series F convertible preferred stock embedded derivatives, at fair value	12,262	15,853
Series F convertible preferred stock warrants, at fair value	9,492	90,134
Incremental share right liability, at fair value	15,264	—
Derivative liabilities, net	14,711	—
Oil, natural gas, and NGL revenue payable	39,582	27,402
Ad valorem and production taxes payable	33,411	22,751
Deferred tax liability	3,072	21,652
Asset retirement obligation	3,781	4,019
Operating lease liabilities	1,544	1,792
Other long-term liabilities	1,026	1,398
Total long–term liabilities	571,603	552,459
Total liabilities	739,018	678,236

Commitments and contingencies

Mezzanine equity:
Series F convertible preferred stock; $0.01 par value; 50,000,000 shares authorized, and 78,000 and 121,050 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	43,224	136,146

Stockholders’ equity:
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized, and 44 and 5,982 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock; $0.01 par value; 500,000,000 shares authorized, and 105,828,010 and 62,499,375 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,060	625
Treasury stock, at cost; 715,955 and 111,357 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	(1,778)	(531)
Additional paid–in capital	355,060	217,785
Accumulated deficit	(131,371)	(87,715)
Total stockholders’ equity	222,971	130,164
Total liabilities, mezzanine equity, and stockholders’ equity	$1,005,213	$944,546

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Crude oil, natural gas, and NGL revenues	$98,859	$68,100	$182,276	$80,915

Operating expenses:
Lease operating expenses	13,628	11,348	28,469	13,361
Transportation and processing expenses	2,426	2,234	4,922	2,367
Ad valorem and production taxes	7,983	6,416	14,775	7,374
Depreciation, depletion, and amortization	17,075	12,265	32,919	14,386
Exploration expenses	243	458	541	745
Abandonment and impairment of unproved properties	196	—	608	—
General and administrative expenses	11,952	16,443	28,838	21,995
Total operating expenses	53,503	49,164	111,072	60,228

Other income (expenses):
Interest expense	(10,033)	(9,124)	(18,230)	(10,502)
Gain (loss) on derivatives, net	45,079	28,150	(131,981)	27,252
Gain (loss) on adjustment to fair value – financial instrument liabilities	48,233	(2,373)	16,382	(4,537)
Interest income and other	196	94	389	166
Total other income (expenses)	83,475	16,747	(133,440)	12,379

Income (loss) from operations before income taxes	128,831	35,683	(62,236)	33,066
Income tax (expense) benefit	(19,814)	—	18,580	—
Net income (loss) attributable to Prairie Operating Co.	109,017	35,683	(43,656)	33,066
Series F preferred stock declared dividends	(2,598)	(3,289)	(6,268)	(3,289)
Series F preferred stock undeclared dividends	186	(1,402)	(780)	(1,647)
Remeasurement of Series F preferred stock	87,189	17,511	70,101	(73,101)
Net income (loss) attributable to Prairie Operating Co. common stockholders	$193,794	$48,503	$19,397	$(44,971)

Earnings (loss) per common share
Basic earnings (loss) per share	$1.75	$1.04	$0.21	$(1.27)
Diluted earnings (loss) per share	$0.23	$0.18	$(0.41)	$(1.27)
Weighted average common shares outstanding
Basic	107,141,123	44,063,281	87,711,102	35,477,691
Diluted	185,590,890	198,365,207	183,000,521	35,477,691

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income attributable to Prairie Operating Co.	$(43,656)	$33,066
Adjustments to reconcile net (loss) income attributable to Prairie Operating Co. to net cash provided by operating activities
Depreciation, depletion, and amortization	32,919	14,386
Abandonment and impairment of unproved properties	608	—
Stock–based compensation	9,040	3,722
Unrealized loss (gain) on derivatives	85,104	(23,090)
(Gain) loss on adjustment to fair value – financial instrument liabilities	(16,382)	4,537
Deferred income taxes	(18,580)	—
Amortization of deferred financing costs	1,899	2,940
Changes in operating assets and liabilities:
Oil, natural gas, and NGL accrued revenue	(6,010)	(43,699)
Joint interest and other receivables	15,872	1,152
Inventory, prepaid expenses, and other current assets	(531)	(3,461)
Accounts payable, accrued expenses, and other current liabilities	16,630	16,175
Revenue, ad valorem, and production taxes payable	17,343	3,994
Net cash provided by operating activities	94,256	9,722

Cash flows from investing activities:
Development of oil and natural gas properties	(132,563)	(53,973)
Other asset and leasehold purchases	(11,336)	(950)
Cash paid for Bayswater asset purchase, net of cash received	—	(467,461)
Cash received from payment on note receivable	—	95
Net cash used in investing activities	(143,899)	(522,289)

Cash flows from financing activities:
Borrowings on the Credit Facility	134,000	359,000
Repayments on the Credit Facility	(64,000)	—
Debt issuance costs associated with the Credit Facility	(1,945)	(15,670)
Proceeds from the issuance of Common Stock	1,841	43,817
Financing costs associated with the issuance of Common Stock	(46)	(3,311)
Proceeds from the issuance of Series F Preferred Stock	—	148,250
Financing costs associated with the issuance of Series F Preferred Stock	—	(11,059)
Redemption of Series F Preferred Stock	(18,999)	—
Payments of the Subordinated Note – related party	—	(3,214)
Proceeds from option exercises	40	633
Treasury stock repurchased	(1,247)	(418)
Net cash provided by financing activities	49,644	518,028

Net increase in cash and cash equivalents	1	5,461
Cash and cash equivalents, beginning of the period	20	5,192
Cash and cash equivalents, end of the period	$21	$10,653

Supplemental Disclosures of Cash Flow Information

The following table presents non–cash investing and financing activities for the periods presented:

	Six Months Ended June 30,
	2026	2025
	(In thousands)
Non–cash investing activities:
Increase in capital expenditure accrued liabilities and accounts payable	$12,441	$15,692

Non–cash financing activities:
Common Stock issued upon conversion of Series F Preferred Stock	$45,858	$4,772
Common Stock issued for Series F Preferred Stock dividends (1)	$6,014	$3,289
Common Stock issued to Bayswater as part of Bayswater Acquisition purchase price (2)	$—	$16,000
Common Stock issuance costs included in accrued liabilities	$—	$292
Bayswater transaction costs included in accrued liabilities	$—	$6,035
Series F Preferred Stock agreement amendment fees and issuance costs included in accrued liabilities and accounts payable	$381	$1,113
Common Stock issued upon conversion of Series D Preferred Stock	$33	$8,475
Common Stock issued upon option exercise	$42	$—
Common Stock issued upon conversion of Senior Convertible Note (3)	$—	$18,164

(1)
The Company elected to issue shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for the Series F Preferred Stock dividends payable on June 1, 2025, March 1, 2026, and June 1, 2026.

(2)
The Company issued approximately 3.7 million shares of Common Stock to Bayswater Resources, LLC, Bayswater Fund III–A, LLC, Bayswater Fund III–B, LLC, Bayswater Fund IV–A, LP, Bayswater Fund IV–B, LP, Bayswater Fund IV–Annex, LP, and Bayswater Exploration & Production, LLC (collectively, “Bayswater”) as part of the Bayswater acquisition.

(3)
During the six months ended June 30, 2025, YA II PN, LTD. converted the remaining $11.3 million of the initial $15.0 million convertible promissory note in exchange for 2.1 million shares of Common Stock.